EXHIBIT 99.1

For Immediate Release

NEWS RELEASE:

Media Sciences’ Common Stock to Be Listed on NASDAQ Stock Market

OAKLAND, N.J., October 26, 2006—Media Sciences International, Inc. [AMEX: GFX], the leading independent manufacturer of color toner cartridges and solid ink sticks for business color printers, today announced that its application to list its common stock on the NASDAQ Stock Market has been approved.

The Company anticipates that its common stock will begin trading on NASDAQ on Tuesday, November 14th, 2006, under the symbol “MSII.” Media Sciences’ common stock will continue to trade on the American Stock Exchange under the symbol “GFX” through Monday, November 13th, 2006. The Company’s shares have been trading on the AMEX since August 9, 2000.

Media Sciences’ President and CEO Michael W. Levin, remarked, “Media Sciences extends deep appreciation to the American Stock Exchange and AGS Specialists, LLC. Our Company experienced significant growth during our years on the AMEX exchange.”

Mr. Levin added, “As our Company accelerates that growth, our anticipated listing on NASDAQ has the potential to enhance Media Sciences’ visibility within the investor community, which we believe will bring significant benefit to our Company and our shareholders.”

About NASDAQ: NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/ .

About Media Sciences International, Inc. (AMEX: GFX): Media Sciences International, Inc. (AMEX: GFX), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Xerox®, Tektronix®, Oki®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names and trademarks are used for descriptive purposes only and are the properties of their respective owners.

Contacts:
Investor Contact: Kevan D. Bloomgren, Chief Financial Officer, Media Sciences
kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Barb Short, Marketing Communications Manager, Media Sciences
bshort@mediasciences.com, 201.677.9311, ext. 216

Forward Looking Statements
Our disclosure and analysis in this report contain forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about our financial results and estimates, business prospects and products in development that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. These forward-looking statements use terms such as “believes,” “expects,” “may”, “will,” “should,” “anticipates,” “estimate,” “project,” “plan,” or “forecast” or other words of similar meaning relating to future operating or financial performance or by discussions of strategy that involve risks and uncertainties.   From time to time, we also may make oral or written forward-looking statements in other materials we release to the public.  These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including, but not limited to, our continuing ability to obtain additional financing, dependence on contracts with suppliers and major customers, competitive pricing for our products, demand for our products, changing technology, our introduction of new products, industry conditions, anticipated future revenues and results of operations, retention of key officers, management or employees, prospective business ventures or combinations and their potential effects on our business.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.